Exhibit 3.46
NEW JERSEY DEPARTMENT OF TREASURY
DIVISION OF REVENUE, BUSINESS GATEWAY SERVICES
CERTIFICATE OF FORMATION
PATHOLOGY SOLUTIONS LIMITED LIABILITY COMPANY
0400084729
The above-named DOMESTIC LIMITED LIABILITY COMPANY was duly filed in accordance with New Jersey State Law on 03/04/2005 and was assigned identification number 0400084729. Following are the articles that constitute its original certificate.

1.	Name:
PATHOLOGY SOLUTIONS LIMITED LIABILITY COMPANY

2.	The Registered Agent:
FREDERIC GROSS

3.	The Registered Office:
43 MANOR DRIVE MARLBORO, NJ 07746

4.	Business Purpose:
Professional Medical Services, Health Care

5.	Effective Date of this filing is:
03/04/2005

6.	Members/Managers:
FREDERIC GROSS 45 MANOR DRIVE

MARLBORO, NJ 07746

7.	The Main Business Address:
1907 STATE ROUTE 35, SUITE 1 OAKHURST, NJ 07755

Signatures:
FREDERIC GROSS AUTHORIZED REPRESENTATIVE
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0400084729

NEW JERSEY DEPARTMENT OF TREASURY
DIVISION OF REVENUE, BUSINESS GATEWAY SERVICES
CERTIFICATE OF FORMATION
PATHOLOGY SOLUTIONS LIMITED LIABILITY COMPANY
0400084729

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 03/07/2005

John E McCormac, CPA
Treasurer of the State of New Jersey